Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-110368) of Tully s Coffee Corporation of our report dated June 28, 2002, except for the restatement in Note 2 as to which the date is April 13, 2005, relating to the financial statements of Tully’s Coffee Corporation, which appears in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

April 13, 2005